SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 29, 2008
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 — Compensatory Arrangements of Certain Officers
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Item 5.02 — Compensatory Arrangements of Certain Officers
     Effective July 29, 2008, Intermountain Community Bancorp (“Intermountain”) and its subsidiary, Panhandle State Bank entered into a Retention Bonus Agreement with Dale Schuman, Senior Vice President of the Trust and Wealth Management division of Intermountain.
     Under the terms of the Retention Bonus Agreement, Mr. Schuman will receive a total bonus of $125,000, of which $41,664 is payable in cash and $83,336 is payable in the form of a restricted stock award. The bonus is paid in one third increments; the first third, representing the cash portion vested immediately upon the time of grant. The remaining two-thirds of the bonus, representing the restricted stock portion, also vests in one third increments; the first 5,708 shares will vest on February 28, 2010 and the second 5,708 shares will vest on February 28, 2011. A copy of the Retention Bonus Agreement is attached as an exhibit to this report.
Item 9.01 — Financial Statements and Exhibits
(a)	Financial statements — not applicable.

(b)	Pro forma financial information — not applicable.

(c)	Shell company transactions — not applicable

(d)	Exhibits:
10.1	Bonus Retention Agreement with Dale Schuman dated July 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 14, 2008

INTERMOUNTAIN COMMUNITY BANCORP
By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

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